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                                                                    EXHIBIT 23.3

                 CONSENT OF DAVIES WARD PHILLIPS & VINEBERG LLP

    We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form S-4 No. 333-87648 and the related Prospectus of The Hockey Company and Sport Maska Inc. for the registration of $125,000,000 aggregate principal amount of 11 1/4% Senior Secured Note Units due 2009.

                                         /s/ DAVIES WARD PHILLIPS & VINEBERG LLP


Montreal, Quebec
Canada
July 2, 2002